As filed with the Securities and Exchange Commission on February 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Allergan plc

(Exact name of registrant as specified in its charter)

Ireland	98-1114402
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Clonshaugh Business and Technology Park

Coolock, Dublin 17, D17 E400

Ireland

(862) 261-7000

(Address, including zip code, and telephone

number, including area code, of

registrant’s principal executive offices)

CT Corporation System 111 8th Avenue, 13th Floor New York, New York 10011 (212) 590-9332 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Warner Chilcott Limited

(Exact name of registrant as specified in its charter)

Bermuda	98-0496358
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda (441) 295-2244 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	CT Corporation System 111 8th Avenue, 13th Floor New York, New York 10011 (212) 590-9332 (Name, address, including zip code, and telephone number, including area code, of agent for service)

and the Registrants identified in the Table of Additional Registrants below

Copies to:

A. Robert D. Bailey, Esq. Chief Legal Officer and Corporate Secretary Allergan plc Clonshaugh Business and Technology Park Coolock, Dublin 17, D17 E400 Ireland (862) 261-7000	Jeffrey D. Karpf, Esq. Helena K. Grannis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Calculation of registration fee

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Ordinary Shares of Allergan plc
Serial Preferred Shares of Allergan plc
Depositary Shares of Allergan plc
Ordinary Share Warrants of Allergan plc
Ordinary Share Purchase Contracts of Allergan plc
Ordinary Share Purchase Units of Allergan plc
Debt Securities of Allergan Funding SCS
Guarantees of Allergan Funding SCS Debt Securities(4)

(1)	These offered securities may be sold separately, together as units or with other offered securities.

(2)	An unspecified number or amount of securities or aggregate initial offering price of each identified class is being registered hereunder as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued as units or represented by depositary shares.

(3)	With respect to all securities that may be offered and sold under this Registration Statement, the registrants have elected to rely on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”) to defer all of the registration fee with respect to such securities. Pursuant to Rule 457(n) under the Securities Act, no separate fee will be payable for the registration of guarantees.

(4)	Warner Chilcott Limited, Allergan Capital S.à r.l. and Allergan Finance, LLC will fully and unconditionally guarantee the debt securities issued by Allergan Funding SCS as described in the prospectus included in this Registration Statement and in any related prospectus supplement. No separate consideration will be received for the guarantees.

Table of additional registrants

Name	State or other jurisdiction of incorporation or organization	I.R.S. employer ID #	Address and telephone # of registrant’s principal executive offices	Name, address and telephone # of agent for service
Allergan Capital S.à r.l. (RCS B178410)	Luxembourg	98-1114526	6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg 00352 26 68 32 22	CT Corporation System 111 8th Avenue New York, NY 10011 (212) 590-9332

Allergan Funding SCS (RCS B187310)	Luxembourg	98-1177603	46A, avenue J.F. Kennedy L-1855 Luxembourg, Grand Duchy of Luxembourg 00352 26 68 32 22	CT Corporation System 111 8th Avenue New York, NY 10011 (212) 590-9332

Allergan Finance, LLC	Nevada	95-3872914	5 Giralda Farms Madison, NJ 07940 (862) 261-7000	N/A

Prospectus

Allergan plc

Ordinary shares

Serial preferred shares

Depositary shares

Ordinary share warrants

Ordinary share purchase contracts

Ordinary share purchase units

Allergan Funding SCS

Debt securities

Fully and unconditionally guaranteed by Warner Chilcott Limited, Allergan Capital S.à r.l. and Allergan Finance, LLC

The following are types of securities that may be offered and sold from time to time by Allergan plc (“Allergan”) under this prospectus:

• ordinary shares, $0.0001 par value per share (“ordinary shares”);	• warrants to purchase ordinary shares;

• serial preferred shares, $0.0001 par value per share (“serial preferred shares”);	• purchase contracts for ordinary shares; and

• depositary shares representing a fractional interest in a series of serial preferred shares;	• purchase units comprised of ordinary shares and another security.

The following securities may be offered and sold from time to time by Allergan Funding SCS (“Allergan SCS”) under this prospectus:

•	senior debt securities, fully and unconditionally guaranteed by Warner Chilcott Limited (“Warner Chilcott”), Allergan Capital S.à r.l. (“Allergan Capital”) and Allergan Finance, LLC (“Allergan Finance”) on an unsecured and unsubordinated basis.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in a related prospectus supplement.

Allergan and/or Allergan SCS may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution” on page 44. When Allergan and/or Allergan SCS offers any securities, you will be provided with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. The prospectus supplement for each offering of securities will also describe in detail the plan of distribution for that offering. You should carefully read this prospectus and the prospectus supplement or free writing prospectus relating to the specific issue of securities, together with the documents incorporated by reference into this prospectus and the related prospectus supplement, before you invest in any of these securities.

Allergan ordinary shares are listed on the New York Stock Exchange under the symbol “AGN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on a securities exchange.

Investing in our securities involves risks. See “Risk factors” on page 6 of this prospectus. You should carefully consider the risks and uncertainties described under “Risk Factors” in any related prospectus supplement and any related free writing prospectus, and in the documents we incorporate, or are deemed incorporated, by reference in this prospectus and the related prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 16, 2018.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date of the document containing the information.

This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you should immediately consult your stockbroker, bank manager, solicitor, fund manager or other appropriate financial adviser being, if you are resident in Ireland, an organization or firm authorized or exempted pursuant to the European Union (Markets in Financial Instruments) Regulations 2017 of Ireland (as amended) (the “MiFID Regulations”), or the Investments Intermediaries Act 1995 of Ireland (as amended) or, if you are in a territory outside Ireland, another appropriately authorized adviser.

This document does not constitute a prospectus within the meaning of Chapter 1 of Part 23 of the Companies Act 2014 of Ireland (as amended) (“Chapter 1 of Part 23”) or an offer to sell or an invitation to purchase or the solicitation of an offer to purchase securities. No offer of any securities of Allergan to the public is being made that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Chapter 1 of Part 23) in general or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended). This document has not been approved or reviewed by or registered with the Central Bank of Ireland.

This document does not constitute investment advice or the provision of investment services within the meaning of the MiFID Regulations or otherwise. Allergan is not an authorized investment firm within the meaning of the MiFID Regulations, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

Pursuant to the Companies Act 1981 of Bermuda, there is no requirement to file this prospectus or any prospectus supplement made pursuant hereto with the Registrar of Companies in Bermuda. Neither the Bermuda Monetary Authority, the Registrar of Companies of Bermuda nor any other relevant Bermuda authority or government body accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed herein.

Notice to prospective investors in Luxembourg

This document has not been approved by and will not be submitted for approval to the Commission de Surveillance du Secteur Financier (the “CSSF”) for purposes of public offering or sale in Luxembourg. Accordingly, no offer or sale to the public of the securities in Luxembourg are made in this document, directly or indirectly, and neither this document, nor any other circular, prospectus, form of application, advertisement or other material related to the securities may be distributed, or otherwise be made available in or from, or published in, Luxembourg, except if a prospectus has been duly approved by the CSSF in accordance with the Law of July 10, 2005 on prospectuses for securities, as amended from time to time (the “Prospectus Law”), or the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Prospectus Law.

About this prospectus

This prospectus describes some of the general terms that may apply to the securities Allergan and Allergan SCS may offer from time to time. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in a prospectus supplement modifies or supersedes any inconsistent statement made by us in this prospectus.

You should read both this prospectus and any related prospectus supplement and free writing prospectus, the documents incorporated by reference in this prospectus and any related prospectus supplement in their entirety and the additional information described under the headings “Where you can find more information” and “Incorporation of certain documents by reference” before you make your investment decision.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “we,” “us” or “our” refer collectively to Allergan plc and its subsidiaries, including Allergan SCS, while references in this prospectus to “Allergan” or the “Company” refer to Allergan plc only and not any of its subsidiaries. Unless we have indicated otherwise, all references to “dollars” or “$” refer to U.S. dollars.

Where you can find more information

Each of Allergan and Warner Chilcott is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Allergan SCS, Allergan Capital and Allergan Finance are indirect wholly-owned subsidiaries of Allergan and Warner Chilcott and are exempt from SEC information reporting requirements. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. You can obtain any documents that Allergan files electronically with the SEC at the SEC’s website, http://www.sec.gov, or on our website, http://www.allergan.com. You can obtain any documents that Warner Chilcott files electronically with the SEC at the SEC’s website, http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that was filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of Allergan or Warner Chilcott, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference into the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, as listed above.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any related prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede information contained in or previously incorporated by reference into this prospectus.

We incorporate by reference the documents filed with the SEC listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus (only to the extent “filed” and not “furnished”):

Allergan (File No. 001-36867):

•	the Annual Report of Allergan on Form 10-K for the year ended December 31, 2017, as filed on February 16, 2018;

•	the Definitive Proxy Statement of Allergan on Schedule 14A, as filed on March 24, 2017, as amended on April 18, 2017 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in the Annual Report of Allergan on Form 10-K for the year ended December 31, 2016, as filed on February 24, 2017);

•	the Current Reports of Allergan on Form 8-K, as filed on July 21, 2017, September 25, 2017, December 18, 2017 (two filings), January 2, 2018, February 1, 2018, February 5, 2018 and February 9, 2018, including documents incorporated by reference therein; and

•	the section entitled “Description of Registrant’s Securities to be Registered” in Allergan’s Form 8-A, as filed on March 16, 2015.

Warner Chilcott (File No. 001-36887):

•	the Annual Report of Warner Chilcott on Form 10-K for the year ended December 31, 2017, as filed on February 16, 2018.

You can obtain a copy of these filings at no cost on our website, http://www.allergan.com under the “Investors” link, then under the heading “Financial Information” and then under the subheading “SEC Filings,” or by writing, calling or emailing us at the following address, phone number and email address:

Allergan plc

5 Giralda Farms

Madison, New Jersey 07940

Attn: Investor Relations

(862) 261-7000

investor.relations@allergan.com

The information contained on or that can be accessed through our website is not incorporated in, and is not part of, this prospectus or the registration statement, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

Company overview

Allergan was incorporated in Ireland on May 16, 2013 as a private limited company and re-registered as a public limited company effective September 20, 2013. Allergan is a global pharmaceutical company and is focused on developing, manufacturing and commercializing branded pharmaceutical (“brand,” “branded” or “specialty brand”), device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories. Allergan is an industry leader in Open Science, a model of research and development, which defines its approach to identifying and developing game-changing ideas and innovation for better patient care. Allergan has operations in more than 100 countries.

Allergan’s principal executive offices (and registered office for the purposes of Irish law) are located at Clonshaugh Business and Technology Park, Coolock, Dublin 17, D17 E400, Ireland. Our administrative headquarters are located at 5 Giralda Farms, Madison, New Jersey 07940, and our telephone number is (862) 261-7000. Our website is located at http://www.allergan.com. Information on our website does not constitute a part of this prospectus.

Warner Chilcott, a wholly-owned indirect subsidiary of Allergan, is a Bermuda exempted company. Warner Chilcott’s registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, and Warner Chilcott’s telephone number is (441) 295-2244.

Allergan SCS, a wholly-owned indirect subsidiary of Warner Chilcott, is a common limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B187.310.

Allergan Capital, a wholly-owned indirect subsidiary of Allergan, is a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B178.410.

Allergan Finance, a wholly-owned indirect subsidiary of Allergan, is a Nevada corporation, having its registered office at 701 S. Carson Street, Suite 200, Carson City, NV 89701 and its administrative offices at 5 Giralda Farms, Madison, NJ 07940. Allergan Finance’s telephone number is (862) 261-7000.

Risk factors

Investing in our securities involves risk. Before making an investment decision, you should carefully consider all of the risk factors and other information included in any related prospectus supplement or free writing prospectus, in the documents incorporated or deemed incorporated by reference in this prospectus and the related prospectus supplement or free writing prospectus and the matters addressed under the captions “Risk factors” and “Cautionary note regarding forward-looking statements,” for a discussion of certain factors that you should consider before investing in our securities.

Cautionary note regarding forward-looking statements

Any statements contained in this prospectus, any related prospectus supplement and the information incorporated by reference herein and therein that refer to our estimated or anticipated future results or other non-historical facts are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that reflect our current perspective of existing trends and information as of the date of the relevant document. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “future,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” “targets,” or other similar words, phrases or expressions. It is important to note that our goals and expectations are not predictions of actual performance. Actual results may differ materially from our current expectations depending upon a number of factors affecting our business. These factors include, among others:

•	global economic conditions;

•	our ability to successfully develop and commercialize new products;

•	uncertainty associated with the development of commercially successful branded pharmaceutical and biosimilar products;

•	uncertainty associated with the continued success of major products;

•	generic product competition with our branded products;

•	expiration of our patents on our branded products and the potential for increased competition from generic manufacturers;

•	the highly competitive nature of the pharmaceutical industry;

•	our ability to protect our technology rights, patents or other intellectual property;

•	costs and efforts to defend or enforce technology rights, patents or other intellectual property;

•	our ability to obtain and afford third-party licenses and proprietary technology that we need;

•	our potential infringement of others’ proprietary rights;

•	our dependency on third-party service providers and third-party manufacturers and suppliers that in some cases may be the only source of finished products or raw materials that we need;

•	availability of raw materials and other key ingredients;

•	disruptions in global trade;

•	our vulnerability to and ability to defend against product liability claims and obtain sufficient or any product liability insurance;

•	difficulties or delays in manufacturing;

•	difficulty and uncertainty in obtaining reimbursement for certain prescription drugs based on the drugs average wholesale price or wholesale acquisition price due to federal investigations;

•	uncertainty and costs of legal actions and government investigations;

•	the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any;

•	our compliance with federal and state healthcare laws, including laws related to fraud, abuse and privacy security;

•	successful compliance with governmental regulations applicable to our and our third party providers’ facilities, products and/or businesses;

•	our ability to conform to regulatory standards and receive requisite regulatory approvals;

•	our ability to comply with EU regulations, including regulations related to the supply of active pharmaceutical ingredients into Europe;

•	our ability to comply with data privacy and data protection laws and regulations, particularly in Europe;

•	changes in the laws and regulations, affecting among other things, availability, pricing and reimbursement of pharmaceutical products;

•	our ability to successfully navigate consolidation of our distribution network and concentration of our customer base;

•	developments regarding products once they have reached the market;

•	risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs, and adverse tax consequences;

•	the inherent uncertainty associated with financial projections;

•	risks associated with relationships with employees, vendors or key customers as a result of acquisitions of businesses, technologies or products;

•	our ability to successfully develop or commercialize new products as a result of joint ventures;

•	fluctuations in our operating results and financial conditions;

•	the adverse impact of substantial debt and other financial obligations on the ability to fulfill and/or refinance debt obligations;

•	the effect of intangible assets and resulting impairment testing and impairment charges on our financial condition;

•	our ability to obtain additional debt or raise additional equity on terms that are favorable to us;

•	our ability to retain qualified employees and key personnel;

•	risks associated with cyber-security and vulnerability of our information and employee, customer and business information that we store digitally;

•	our ability to manage environmental liabilities;

•	our ability to continue foreign operations in countries that have deteriorating political or diplomatic relationships with the United States;

•	our ability to continue to maintain global operations;

•	uncertainty related to the impact of our ordinary share dividend policy and its potential impact on the price of our ordinary shares;

•	uncertainty related to the effectiveness of our share repurchase program;

•	risks associated with tax liabilities, or changes in U.S. federal or international tax laws or tax rulings to which we and our affiliates are subject, including changes that impact our effective tax rate and the risk that the Internal Revenue Service disagrees that we are a foreign corporation for U.S. federal tax purposes;

•	risks of fluctuations in foreign currency exchange rates;

•	our ability to maintain internal control over financial reporting;

•	the ability of Irish law to protect our shareholders;

•	the impact of Irish laws and regulations on our business, including limitations on capital management;

•	uncertainty on the enforceability of judgements against our officers and directors in an Irish court;

•	risks associated with Irish tax liabilities, which could subject us or our shareholders to Irish stamp duty, dividend withholding tax, income tax and/or capital acquisition tax; and

•	other risks and uncertainties including those discussed in “Risk Factors” in this prospectus, any related prospectus supplement and the documents incorporated by reference in this prospectus.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any related prospectus supplement and the documents incorporated by reference herein and therein. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk factors” on page 6 of this prospectus and in any related prospectus supplement accompanying this prospectus, in “Cautionary note regarding forward-looking statements” and in our periodic reports referred to in “Where you can find more information” above, including the risk factors summarized in Allergan’s and Warner Chilcott’s respective Annual Reports on Form 10-K for the year ended December 31, 2017. We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by these forward-looking statements.

Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred share dividends

The following table shows Allergan’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred share dividends for each of the periods indicated (dollars in millions):

	Year ended December 31,
	2017	2016	2015	2014	2013
Fixed Charges:
Interest expensed and capitalized (includes amortization of deferred financing costs)	1,095.6	1,295.6	1,193.3	411.8	239.8
Preferred dividends paid	278.4	278.4	208.1	—	—
Interest portion of rent expense(1)	23.8	15.7	16.5	23.0	15.9

Total fixed charges	1,397.8	1,589.7	1,417.9	434.8	255.7

Earnings:
Pretax income (loss) from continuing operations less equity income	(10,386.4)	(2,832.0)	(4,547.5)	(2,998.2)	(725.6)
Plus: Fixed charges	1,397.8	1,589.7	1,417.9	434.8	255.7
Less: Preferred dividends paid	278.4	278.4	208.1	—	—

Total earnings available for fixed charges	(9,267.0)	(1,520.7)	(3,337.7)	(2,563.4)	(469.9)
Deficiency	10,664.8	3,110.4	4,755.6	2,998.2	725.6

Ratio of earnings to fixed charges:(2)	—	—	—	—	—

Ratio of earnings to combined fixed charges and preferred share dividends:(3)	—	—	—	—	—

(1)	Rents included in the computation consist of one-third of rental expense, which Allergan believes to be a reasonable approximation of the interest factor in its leases, which are not material.

(2)	For purposes of determining the ratio of earnings to fixed charges, “earnings” represents pre-tax income (loss) from continuing operations before adjustment for noncontrolling interest in consolidated subsidiaries and income or loss from equity investees plus fixed charges less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of interest expensed and capitalized on all indebtedness plus amortization of deferred costs of financing, accretion of debt discount on convertible senior debentures, the estimated interest component of lease rental expense and the preference security dividend requirements of consolidated subsidiaries.

(3)	For the purposes of determining the ratio of earnings to combined fixed charges and preferred share dividends, “earnings” has the meaning described in Note 2 above, “fixed charges” has the meaning described in Note 2 above, and “preferred share dividends” comprise dividends declared on the 5.500% Mandatory Convertible Preferred Shares, Series A.

Use of proceeds

Except as may otherwise be described in a related prospectus supplement, the net proceeds from the sales of securities included in this prospectus will be used for general corporate purposes, which may include acquisitions or the repayment of debt. Any other specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement with respect thereto.

Description of Allergan Funding SCS debt securities

This section describes the general terms that will apply to any debt securities that Allergan SCS may offer pursuant to this prospectus and a related prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in a related prospectus supplement at the time of the offering. The prospectus supplement that will be filed with the SEC may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

For purposes of this description, references to (i) “Allergan” are to Allergan plc and not to any of its current or future subsidiaries, (ii) the “Company,” “we,” “us,” “our” and “Allergan SCS” are to Allergan Funding SCS, a common limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, (iii) “Warner Chilcott” are to Warner Chilcott Limited, a Bermuda exempted company, and not to any of its current or future subsidiaries, (iv) “Allergan Capital” are to Allergan Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and not to any of its current or future subsidiaries and (v) “Allergan Finance” are to Allergan Finance, LLC, a Nevada limited liability company, and not to any of its current or future subsidiaries.

As used in this section, “debt securities” means the debentures, notes, bonds and other evidence of indebtedness offered pursuant to this prospectus and a related prospectus supplement and authenticated by the trustee and delivered under the indenture described below.

Allergan SCS may issue debt securities under the indenture dated as of March 12, 2015, entered into with Wells Fargo Bank, National Association, as trustee (the “trustee”), and Warner Chilcott, Allergan Capital and Allergan Finance as guarantors (as amended, supplemented or otherwise modified from time to time, the “Indenture”). If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in a related prospectus supplement. For further information, you should read the Indenture. The Indenture is an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by the provisions of the Indenture.

General

The aggregate principal amount of debt securities that we may offer under the Indenture is unlimited. We may issue registered debt securities from time to time and in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be established in or pursuant to a resolution, or actions taken pursuant to a resolution, certified by our general partner to have been duly adopted by the board of managers of our general partner, or in a supplement to the Indenture relating to that series.

The supplemental indenture relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of such series;

•	any limit upon the aggregate principal amount of such series;

•	the date or dates on which each of the principal of and premium, if any, on the debt securities of such series is payable and the method of determination thereof;

•	the rate or rates at which the debt securities of such series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any, for interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on debt securities of such series shall be payable;

•	the place or places where the debt securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, debt securities of such series may be redeemed, in whole or in part, at our option (if we are to have that option) or otherwise with respect to the applicable series;

•	our option or obligation, if any, to redeem or repurchase debt securities of such series in whole or in part, whether pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which debt securities of such series shall be redeemed or repurchased, in whole or in part, pursuant to such option or obligation;

•	if the debt securities of such series are to be issued in denominations of other than $1,000 and any integral multiples in excess thereof, the denominations in which debt securities of such series are issuable;

•	if the debt securities of such series are to be issued in other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of the principal of and premium, if any, and interest, if any, on the debt securities of such series shall or may be payable, or in which the debt securities of such series shall be denominated, and the particular provisions applicable thereto;

•	if payments of the principal of and premium, if any, and interest, if any, on the debt securities of such series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such debt securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•	if the amount of payments of the principal of and premium, if any, and interest, if any, on the debt securities of such series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the debt securities of such series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	if other than the aggregate principal amount thereof, the portion of the principal amount of debt securities of such series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or our covenants with respect to debt securities of such series;

•	whether the debt securities of such series will be subject to legal defeasance or covenant defeasance as provided in the Indenture and any other terms upon which the debt securities of such series will be defeasible;

•	if other than the trustee, the identity of the registrar and any paying agent;

•	if the debt securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global debt securities, (ii) the form of any legend that shall be borne by such global debt securities, (iii) whether beneficial owners of interests in any debt securities of the series in global form may exchange such interests for certificated debt securities of such series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur;

•	if the debt securities of such series may or must be converted into any of our other securities or exchanged for any other securities of us or another enterprise, the terms and conditions upon which such debt securities may be so exchanged or converted; and

•	any other terms of such series, including any terms that may be required by or advisable under the laws or regulations of the United States or advisable (as we may determine) in connection with the marketing of the debt securities of such series.

We are not obligated to issue all debt securities of one series at the same time. Unless otherwise provided in the related supplemental indenture with respect to a series of debt securities, we may, without the consent of holders of any series of debt securities, increase the principal amount of the series by issuing additional debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional debt securities, and with the same CUSIP number, so long as such additional debt securities constitute part of the same issue as the debt securities originally issued for U.S. federal income tax purposes. The debt securities originally issued and any additional debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

Ranking

Unless otherwise specified, the debt securities are:

•	general unsecured senior obligations of ours;

•	effectively subordinated in right of payment to all existing and future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness;

•	structurally subordinated to all future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our future subsidiaries that do not guarantee the debt securities;

•	equal in right of payment with all existing and future unsecured, unsubordinated indebtedness of ours;

•	senior in right of payment to all existing and future subordinated indebtedness of ours; and

•	unconditionally guaranteed by Warner Chilcott, Allergan Capital and Allergan Finance on an unsubordinated unsecured basis.

Guarantees

The debt securities issued under the Indenture will be fully and unconditionally guaranteed by Warner Chilcott, Allergan Capital and Allergan Finance. The term “Guarantor” refers to Warner Chilcott, Allergan Capital and Allergan Finance, each as a guarantor of the debt securities, and the term “Guarantee” refers to each such person’s guarantee of the debt securities.

Each Guarantee of the debt securities will be:

•	a general unsecured senior obligation of the Guarantor;

•	effectively subordinated in right of payment to all existing and future secured indebtedness of that Guarantor to the extent of the value of the assets securing such indebtedness;

•	structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of subsidiaries of that Guarantor that do not guarantee the debt securities;

•	equal in right of payment with all existing and future unsecured, unsubordinated indebtedness of that Guarantor; and

•	senior in right of payment to any future subordinated indebtedness of that Guarantor.

Claims of creditors of the subsidiaries of Warner Chilcott that do not guarantee the debt securities, including trade creditors and creditors holding debt and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors and the creditors of the Guarantors, including holders of the debt securities. For more information, see “Risk factors” in the related prospectus supplement.

The Guarantees will terminate and the Guarantors will be deemed released from all of their obligations under the Indenture upon covenant defeasance as provided under “—Defeasance—Covenant defeasance” below or satisfaction and discharge of the Indenture as provided under “—Defeasance—Satisfaction and discharge” below. Any release described in this paragraph may be evidenced by a supplemental indenture or other instrument, which may be entered into without the consent of any holders of debt securities.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law.

Interest

Each series of debt security will be dated the date of its authentication and will bear interest from the applicable date specified thereon, which will be payable on the dates specified on the face of the form of such debt security. Unless otherwise specified in the related supplemental indenture with respect to a series of debt securities, if any payment date with respect to the debt securities falls on a day that is not a business day, we may make the payment on the next business day with the same force and effect as if it had been made on the original payment date, and no interest will accrue on the payment after the original payment date.

Redemption and repurchase

The related supplemental indenture with respect to a series of debt securities will indicate whether we have the option or obligation to redeem or repurchase any debt securities of such series in whole or in part prior to their maturity date. If we have the option or obligation to redeem or repurchase any series of the debt securities prior to maturity, the related supplemental indenture with respect thereto will indicate the redemption price, the method for redemption and the period or periods within which we may redeem or repurchase such debt securities.

See “—Optional redemption for changes in withholding taxes” for a description of the optional redemption of the debt securities in the event of certain tax developments.

Additional amounts

All payments required to be made by us under or with respect to the debt securities or by any Guarantor under or with respect to a Guarantee (each of us or such Guarantor and, in each case, any successor thereof, making such payment, the “Payor”), will be made free and clear of, and without withholding or deduction for or on account of, any taxes imposed or levied by or on behalf of any authority or agency having power to tax within any jurisdiction in which any Payor is incorporated, organized or otherwise resident for tax purposes, or engaged in business for tax purposes, or any jurisdiction from or through which payment is made by or on behalf of such Payor (each a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct such taxes by law or regulation.

If a Payor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the debt securities or a Guarantee, as applicable, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by any holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder or beneficial owner would have received if such taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(a)	any taxes that would not have been (or would not be required to be) so imposed, withheld, deducted or levied but for the existence of any present or former connection between the relevant holder or beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, company or corporation) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner being or having been a citizen, domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein (other than any connection arising solely from the acquisition or holding of any debt security, the receipt of any payments in respect of such debt security or Guarantee or the exercise or enforcement of rights under a Guarantee);

(b)	any estate, inheritance, gift, sales, transfer, personal property or similar tax or assessment;

(c)	any taxes which are payable other than by withholding or deduction from payments made under or with respect to the debt securities or any Guarantee;

(d)	any taxes that would not have been (or would not be required to be) imposed, withheld, deducted or levied if such holder or the beneficial owner of any debt security or interest therein (i) complied with all reasonable written requests by the Payor (made at a time that would enable the holder or beneficial owner acting reasonably to comply with such request) to provide timely and accurate information or documentation concerning the nationality, residence or identity of such holder or beneficial owner (including the statement requirements of Sections 871(h)(2)(B)(ii) or 881(c)(2)(B)(ii) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or (ii) made any declaration or similar claim or satisfied any certification, information or reporting requirement, which in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such taxes;

(e)	any taxes withheld pursuant to the Luxembourg law dated 23 December 2005, as amended from time to time, introducing a withholding tax on certain interest payments made or ascribed by Luxembourg paying agents (within the meaning of such law) to the benefit of Luxembourg resident individuals;

(f)	any taxes imposed or withheld on or with respect to a debt security presented for payment by or on behalf of a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union;

(g)	any taxes imposed or withheld on or with respect to a payment which could have been made without deduction or withholding if the beneficiary of the payment had presented the debt security for payment (where presentation is required) within 30 days after the date on which such payment or such debt security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the debt security been presented on any day during the 30-day period);

(h)	any taxes imposed on or with respect to any payment made under or with respect to such debt security or Guarantee to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such debt security;

(i)	any taxes payable under Sections 1471-1474 of the Code as of the issue date of the debt securities (or any amended or successor version), any regulations or official interpretations thereof, any intergovernmental agreement entered into in connection therewith, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(j)	any taxes imposed by the United States or any political subdivision thereof; or

(k)	any taxes imposed or levied by reason of any combination of clauses (a) through (j) above.

The Payor will pay any present or future stamp, issue, registration, excise, property, court or documentary taxes, or similar taxes, charges or levies and interest, penalties and other reasonable expenses related thereto that arise in or are levied by any Relevant Taxing Jurisdiction on the execution, issuance, delivery, enforcement or registration of the debt securities, the Indenture, the Guarantees or any other document or instrument in relation thereto (other than on a transfer or assignment of the debt securities of any series after the offering thereof).

The Payor will make or cause to be made any withholding or deduction required in respect of taxes, and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction, in accordance with applicable law. Upon request, the Payor will use reasonable efforts to provide, within a reasonable time after the date the payment of any such taxes so deducted or withheld is made, the trustee with official receipts or other documentation evidencing the payment of the taxes so deducted or withheld.

If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the debt securities, the Payor will deliver to the paying agent with a copy to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case the Payor shall notify the paying agent and the trustee promptly thereafter) a certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information reasonably necessary to enable the paying agent to pay Additional Amounts to holders or beneficial owners on the relevant payment date.

Whenever in the Indenture or this “Description of Allergan Funding SCS debt securities” there is mentioned, in any context:

(a)	the payment of principal,

(b)	the payment of interest, or

(c)	any other amount payable on or with respect to any of the debt securities,

such reference will be deemed to include payment of Additional Amounts as described under this section “—Additional amounts,” to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The obligations described under this section “—Additional amounts” will survive any termination, defeasance or discharge of the Indenture or any Guarantee and will apply mutatis mutandis to any jurisdiction in which any successor Person (as defined under “— Certain covenants—Definition of certain terms” below) to the Payor is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Optional redemption for changes in withholding taxes

We are entitled to redeem any series of debt securities, at our option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice to the holders, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event any Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such series of debt securities, any Additional Amounts (but, in the case of a Guarantor, only if such amount could not be paid by us or another Guarantor who can pay such amount without the obligation to pay Additional Amounts), in each case, as a result of:

(a)	a change in, or an amendment to, the laws (including any regulations or rulings promulgated thereunder) or treaties of any Relevant Taxing Jurisdiction; or

(b)	any change in, amendment to, or introduction of any official published position regarding the application, administration or interpretation of such laws (including any regulations or rulings promulgated thereunder and including the decision of any court, governmental agency or tribunal), which change, amendment or introduction is publicly announced or becomes effective on or after the date of the Indenture or the relevant supplemental indenture relating to the original issuance of the affected series of debt securities and the Payor cannot avoid such obligation by taking reasonable measures available to it (including making payment through a Paying Agent located in another jurisdiction). The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under “—Certain covenants—Merger, amalgamation, consolidation or sale of assets” is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Prior to the giving of any notice of redemption described in the preceding paragraph, we will deliver to the trustee an officer’s certificate to the effect that the Payor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. We will also deliver to the trustee an opinion of counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a change, amendment, or introduction described above. Absent manifest error, the trustee will accept such opinion as sufficient evidence of the Payor’s obligations, to pay such Additional Amounts, and it will be conclusive and binding on the holders.

Repurchase upon a change of control

If a Change of Control Triggering Event (as defined below) occurs with respect to any series of debt securities, unless we have redeemed the relevant series of debt securities in full, we will make an offer to each holder (the “Change of Control Offer”) of such debt securities to repurchase any and all (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such holder’s debt securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the debt securities to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any

Change of Control Triggering Event, we will be required to mail a notice to holders of the relevant debt securities describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase their debt securities on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the debt securities and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the debt securities as a result of a Change of Control Triggering Event. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control (as defined below), conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the debt securities, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the debt securities by virtue of such conflicts.

On the Change of Control Payment Date, with respect to any series of debt securities, we will be required, to the extent lawful, to:

•	accept for payment all debt securities or portions of debt securities of such series properly tendered pursuant to the Change of Control Offer;

•	prior to 10:00 a.m. New York city time, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all debt securities or portions of debt securities of such series properly tendered; and

•	deliver or cause to be delivered to the trustee the debt securities of such series properly accepted, together with an officer’s certificate stating (1) the aggregate principal amount of such debt securities or portions of such debt securities being purchased, (2) that all conditions precedent contained in the Indenture of such series of debt securities to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture of such series of debt securities.

“Below Investment Grade Rating Event” means, with respect to any series of debt securities, that such series of debt securities is rated below Investment Grade Rating by both of the Rating Agencies on any date commencing upon the first public notice by us of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of such series of debt securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Change of Control” means the occurrence of any of the following:

(1)	direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Allergan and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Allergan or one of its subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Allergan’s outstanding voting stock or other voting stock into which Allergan’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a transaction will not be deemed to involve a Change of Control if (a) Allergan becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Allergan’s voting stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction;

(3)	Allergan consolidates or amalgamates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates or amalgamates with, or merges with or into, Allergan, in any such event pursuant to a transaction in which any of Allergan’s voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Allergan’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)	we shall cease to be a direct or indirect subsidiary of Allergan, Warner Chilcott or Allergan Capital;

(5)	Warner Chilcott or Allergan Capital shall cease to be a direct or indirect subsidiary of Allergan; or

(6)	the adoption of a plan relating to Allergan’s liquidation or dissolution.

For purposes of this definition, “voting stock” means with respect to any specified person (as that term is used in Section 13(d)(3) of the Exchange Act) capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to vote has been suspended by the happening of such a contingency.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Allergan and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the debt securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Allergan and its subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Rating Agencies” means (1) Moody’s and S&P; and (2) if either or both of Moody’s or S&P ceases to rate a particular series of debt securities or fails to make a rating of a particular series of debt securities publicly available for reasons outside of our control, then, in each case, for such series of debt securities, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1 (c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for either Moody’s, S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor to its rating agency business.

Certain covenants

Limitations on liens

Warner Chilcott will not, and will not permit any of its subsidiaries, including Allergan SCS, the issuer of the debt securities, and Allergan Capital and Allergan Finance, together with Warner Chilcott, the guarantors of the debt securities, to, create, incur, assume or otherwise cause to become effective any Lien (as defined below) (other than permitted Liens) on any property or assets, now owned or hereafter acquired, to secure any indebtedness of Warner Chilcott, any of its subsidiaries or any indebtedness of any other Person (as defined below), unless Warner Chilcott or such subsidiary also secures all payments due under the Indenture, the debt securities and the Guarantees, on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the debt securities or the Guarantees, prior or senior thereto, with the same relative priority as the debt securities and the Guarantees, will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured.

The Indenture contains the following exceptions to the foregoing prohibition:

(a)	with respect to any particular series of debt securities, Liens existing on the date of first issuance of such debt securities;

(b)	Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with Warner Chilcott or any subsidiary of Warner Chilcott; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Warner Chilcott or such subsidiary;

(c)	Liens on property existing at the time of acquisition thereof by Warner Chilcott or any subsidiary of Warner Chilcott, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Warner Chilcott or such subsidiary;

(d)	Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the acquisition of any property or the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price or cost thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;

(e)	Liens in favor of or required by contracts with governmental entities;

(f)	any Lien securing indebtedness of a subsidiary owing to Warner Chilcott or to one or more of Warner Chilcott’s subsidiaries;

(g)	with respect to any particular series of debt securities, any Lien incurred in connection with any acquisition or investment specified in a supplemental indenture with respect to such series of debt securities that is not otherwise prohibited by the Indenture; and

(h)

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (g) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(i)	any Lien that would not otherwise be permitted by clauses (a) through (h) above, inclusive, securing indebtedness which, together with:

•	the aggregate outstanding principal amount of all other indebtedness of Warner Chilcott and its subsidiaries owning property which would otherwise be subject to the foregoing restrictions absent this clause (i), and

•	the aggregate Value (as defined below) of existing Sale and Leaseback Transactions (as defined below) which would be subject to the foregoing restrictions absent this clause (i),

does not exceed the greater of $750 million or 15% of Warner Chilcott’s Consolidated Net Worth (as defined below).

Limitation on sale and leaseback transactions

Warner Chilcott will not, and will not permit any of its subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(a)	Warner Chilcott or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the property to be leased (without equally and ratably securing the debt securities and the Guarantees) because such Lien would be of a character that no violation of the covenant described under “— Limitations on liens” above would result; or

(b)	Warner Chilcott applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to the voluntary retirement of Funded Debt (as defined below) or to the acquisition of property.

Merger, amalgamation, consolidation or sale of assets

The Indenture provides that none of we, Warner Chilcott, Allergan Capital or, solely to the extent the successor Person thereto or the acquiring Person, as applicable, would be a subsidiary of Allergan plc, Allergan Finance will consolidate with, merge with or into, amalgamate with, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to, any Person, or permit any Person to merge with or into us, or amalgamate with us, Warner Chilcott, Allergan Capital or Allergan Finance, as applicable, unless:

(a)	we, Warner Chilcott, Allergan Capital or Allergan Finance, as applicable, shall be the continuing Person, or the Person (if other than us, Warner Chilcott, Allergan Capital or Allergan Finance, as applicable) formed by such consolidation or into which such entity is merged (or the resulting amalgamated company), or that acquired or leased such property and assets (the “Surviving Person”), shall be a corporation, company, partnership, limited liability company or trust organized and validly existing under the laws of the Grand Duchy of Luxembourg, Ireland, Bermuda, Puerto Rico or the United States or a political subdivision thereof, and shall in any such case expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of such entity’s obligations under the Indenture and the debt securities;

(b)	immediately after giving effect to such transaction, no default or event of default (each as defined in the Indenture) shall have occurred and be continuing; and

(c)	we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person (if other than us, Warner Chilcott, Allergan Capital or, solely to the extent the Surviving Person would be a subsidiary of Allergan plc, Allergan Finance) shall expressly assume, in accordance with clause (a) above, the rights and obligations of, and succeed to and, except in the case of a lease, be substituted for, us, Warner Chilcott, Allergan Capital or, solely to the extent the Surviving Person would be a subsidiary of Allergan plc, Allergan Finance, as applicable, under the Indenture, the debt securities and Guarantee, as applicable.

Although these types of transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control, permitting each holder to require us to repurchase the debt securities of such holder, as described under “—Repurchase upon a Change of Control” above.

Reports to holders

Warner Chilcott will:

(a)	file with the trustee, within 30 days after Warner Chilcott is required to file the same with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Warner Chilcott may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement or, if at any time Warner Chilcott is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)	file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Warner Chilcott with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(c)	transmit to all holders, as their names and addresses appear in the security register within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports (if not publicly filed on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system or on such other publicly available electronic filing medium as may be established by the SEC) required to be filed by Warner Chilcott pursuant to clauses (a) and (b) above as may be required by rules and regulations prescribed from time to time by the SEC.

If at any time Allergan plc (or a successor thereto) is the direct or indirect parent company of Warner Chilcott, then the reports, information and other documents required to be furnished to holders of the debt securities pursuant to this covenant may, at our option, be furnished by and be those of Allergan plc (or its successor) rather than Warner Chilcott; provided that a reasonably detailed description of any material differences between

Allergan plc’s financial information and Warner Chilcott’s financial information will be provided in each annual and quarterly report. Any report required to be furnished under this covenant will be deemed furnished upon public filing with the SEC.

The trustee shall have no obligation to determine whether Warner Chilcott has made any filings with the SEC and shall have no duty to solicit annual and quarterly reports or related information.

Holding company status

For so long as any series of debt securities are outstanding, no subsidiary of Allergan that, directly or indirectly through any other subsidiary, owns any Equity Interests (as defined below) in Warner Chilcott (other than any such subsidiary of Allergan that fully and unconditionally guarantees the debt securities) will and, unless Allergan provides a guarantee of the debt securities, Allergan (each such subsidiary and, as long as applicable, Allergan, the “Passive Holding Companies”) will not, conduct, transact or otherwise engage in any active trade or business or operations other than through a subsidiary of Warner Chilcott; provided that the foregoing will not prohibit any Passive Holding Company from the following: (i) ownership of Equity Interests of Warner Chilcott or in one or more subsidiaries of Allergan that are Passive Holding Companies, (ii) the maintenance of its legal existence and, with respect to Allergan, its status as a public company (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to any indebtedness in respect of which it is an obligor and any other agreement to which it is a party, (iv) with respect to Allergan, any offering of its common stock or any other Equity Interests (including any mandatorily redeemable preferred stock and any equity-linked securities) or, with respect to any Passive Holding Company other than Allergan, any other issuance of its Equity Interests, (v) the making of payments on account of its Equity Interests or any subordinated debt, (vi) the incurrence of indebtedness, (vii) the making of contributions to (or other equity investments in) the capital of its direct subsidiaries (which will be Passive Holding Companies or Warner Chilcott), (viii) the creation of, and ownership of the Equity Interests in, any a newly formed subsidiary with capitalization of less than $1,000,000 that is formed solely for the purpose of consummating an acquisition by Allergan so long as, within twelve months such newly formed subsidiary merges with and into a target entity and the survivor thereof becomes a direct or indirect subsidiary of Warner Chilcott or its subsidiaries, (ix) providing a guarantee of indebtedness or other obligations of Allergan or any of its subsidiaries, (x) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group, (xi) holding any cash or cash equivalents (including cash and cash equivalents received in connection with dividends or distributions from Warner Chilcott or its subsidiaries) and any other assets on a temporary basis that are in the process of being transferred through such Passive Holding Company as part of a downstream contribution or an upstream distribution or other upstream payment (e.g., a spin-off of assets), (xii) providing indemnification to officers and directors, (xiii) the ownership or disposition of assets that are permitted to be held by it in accordance with this covenant and (xiv) activities incidental to the businesses or activities described above.

Certain other covenants

The Indenture contains certain other covenants regarding, among other matters, payment of principal, premium, if any, and interest, if any, on the debt securities, maintenance of a payment office, delivering of compliance certificates and payment of taxes. The Indenture does not contain restrictive covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. Other than as described above, the provisions of the Indenture will not afford holders of the debt securities protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders.

Definition of certain terms

The following are the meanings of terms that are important in understanding the covenants described above.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP, or to the extent that IFRS has been adopted by Warner Chilcott with respect to its financial statements in lieu of U.S. GAAP, in accordance with IFRS; provided that, notwithstanding anything to the contrary contained herein, leases will be accounted for using accounting principles as in effect on the date on which we first issue debt securities pursuant to the Indenture.

“Consolidated Net Worth” means, with respect to any Person, the amount of total assets less the amount of total liabilities as shown on the consolidated balance sheet of such Person, as set forth on the most recent consolidated balance sheet of such Person determined in accordance with U.S. GAAP, or to the extent that IFRS has been adopted by Warner Chilcott with respect to its financial statements in lieu of U.S. GAAP, in accordance with IFRS.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities convertible into or exchangeable for shares of capital stock (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that indebtedness that is convertible into any Equity Interests shall not constitute Equity Interests prior to the conversion thereof.

“Funded Debt” means Warner Chilcott’s indebtedness or the indebtedness of a subsidiary owning property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP, or to the extent that IFRS has been adopted by Warner Chilcott with respect to its financial statements in lieu of U.S. GAAP, under IFRS, and in each case ranking at least pari passu with the debt securities.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“IFRS” means international financial reporting standards promulgated by the International Accounting Standards Board, or any successor board or agency, as adopted by the European Union, which are in effect from time to time.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	in respect of Capital Lease Obligations;

(5)	in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; and

(6)	representing Hedging Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Person” means any individual, corporation, partnership, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Warner Chilcott or any subsidiary of any property which has been or is to be sold or transferred by Warner Chilcott or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Warner Chilcott and a subsidiary or between subsidiaries of Warner Chilcott, (3) leases of a property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“subsidiary” means, with with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of such Sale and Leaseback Transaction.

Events of default

The Indenture defines an Event of Default with respect to each series of debt securities as any one of the following events:

•	Default in the payment of the principal or any premium on the debt securities of such series when due (whether at maturity, upon acceleration, redemption or otherwise).

•	Default for 30 days in the payment of any interest on a debt security of that series when due.

•	Failure by us or any Guarantor to comply with the provisions described under the section “—Repurchase upon a Change of Control” above.

•	Failure by us or any Guarantor, as applicable, to observe or perform any other term of the Indenture (other than a covenant or agreement in respect of which such non-compliance would otherwise be an Event of Default) for a period of 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of that series.

•	Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of Warner Chilcott, Allergan Capital, us or Allergan Finance (or the payment of which is guaranteed by us or any Guarantor), whether such indebtedness or guarantee now exists or is created after the issue date of such series of debt securities, if that default:

(i)	is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

(ii)	results in the acceleration of such indebtedness prior to its scheduled maturity,

and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $300 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by us or the applicable Guarantor, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then the Event of Default caused by such default will be deemed likewise to be cured or waived.

•	Failure by Warner Chilcott, Allergan Capital, us or Allergan Finance to pay or discharge any final judgment or order (to the extent any such judgment or order is not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $300 million which judgments are not paid, discharged or stayed for a period of 60 days.

•	Except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee.

•	Certain events in bankruptcy, insolvency or reorganization with respect to Warner Chilcott, Allergan Capital, us or Allergan Finance.

An Event of Default under one series of debt securities will not necessarily constitute an Event of Default under any other series of debt securities. The Indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities of such series; provided that the trustee may not withhold notice of default in payment of the principal, premium, if any, interest, if any, on any of the debt securities of that series.

Remedies if an Event of Default occurs

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Warner Chilcott, Allergan Capital, us or Allergan Finance, all outstanding debt securities issued under the Indenture will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities may declare all the debt securities to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities may direct the trustee in its exercise of any trust or power.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders of that series have offered to the trustee indemnity or security reasonably satisfactory to the trustee against any loss, liability or expense. No holder of a debt security of any series may pursue any remedy with respect to the Indenture or the debt securities of such series unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of such series make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer and provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense resulting therefrom;

(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding debt securities of such series do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of the affected series by written notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the debt securities of that series.

We are required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any default or Event of Default, we are required to deliver to the trustee a statement specifying such default or Event of Default.

Modification and waiver

There are four types of changes we can make to the Indenture and the debt securities.

Changes requiring your approval. First, without the consent of each holder of debt securities of any series affected by the change, there are changes that we cannot make to the debt securities of such series (but only with respect to any debt securities of any series held by a non-consenting holder). Following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal or interest on debt securities of any series;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of the debt securities of any series;

•	reduce the rate of interest, including defaulted interest, on the debt securities of any series;

•	reduce any amount payable on redemption, prepayment or purchase of debt securities of any series;

•	reduce the aggregate principal amount of the debt securities of any series which would be due and payable upon a declaration of acceleration of the maturity thereof;

•	make the principal of, or interest on, the debt securities of any series payable in any coin or currency or in a place of payment other than in accordance with the terms of the debt securities of such series, the Indenture and any supplemental indenture;

•	impair the right to institute suit for the enforcement of any payment on debt securities of any series when due;

•	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the Indenture, except to increase the percentage in principal amount of outstanding notes required to take any such action or to provide that other provisions of the Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Changes not requiring approval. The second type of change does not require any vote by holders of the debt securities. Following is a list of those types of changes:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series, any property or assets;

•	to evidence the assumption of our or any Guarantor’s obligations to holders of the debt securities of any series by a successor in the case of a merger, amalgamation or consolidation of us or such Guarantor or sale of all or substantially all of our assets or such Guarantor’s assets permitted under the covenant described under “—Merger, amalgamation, consolidation or sale of assets”;

•	to add to our covenants or any Guarantor’s covenants such further covenants, restrictions, conditions or provisions as we shall consider to be for the protection of the holders of all or any series of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default;

•	to cure any ambiguity or to correct or supplement any provision contained in the Indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make any other provisions as the Company may deem necessary or desirable; provided, however, that no such provisions shall materially adversely affect the interests of the holders of debt securities of any series;

•	to evidence and provide for the acceptance of the appointment of a successor trustee;

•	to provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of such series or to alter the provisions of the Indenture relating to the issuance, execution, form and registration of debt securities in a manner that does not materially and adversely affect any holder of debt securities of such series;

•	to conform the text of the Indenture, the debt securities of any series or the Guarantees to any provision of the “Description of the Allergan Funding SCS debt securities” or the “Description of the notes,” as applicable, in this prospectus or the related prospectus supplement for such series to the extent that such provision in the “Description of the Allergan Funding SCS debt securities” or the “Description of the notes,” as applicable, was intended to be a verbatim recitation of a provision of the Indenture or the debt securities of such series which intent shall be evidenced by an officer’s certificate to that effect;

•	to provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the Indenture as of the date hereof;

•	to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights thereunder of any such holder or any holder of a beneficial interest in the debt securities of such series in a material manner;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

•	to establish the form or terms of debt securities of any series as permitted by the Indenture;

•	to secure our or any Guarantor’s obligations in respect of the debt securities of any series;

•	in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for such series of debt securities, to provide for conversion rights, exchange rights and/or repurchase rights of holders of such series of debt securities in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of our or our subsidiaries’ assets substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to such series of debt securities;

•	in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for such series of debt securities; provided that the increase will not adversely affect the interests of the holders of the debt securities of such series in any material respect;

•	any other action to amend or supplement the Indenture or the debt securities of any series as set forth in a supplemental indenture with respect to the debt securities of that series as otherwise permitted by the Indenture.

Changes requiring a majority vote. Any other change to the Indenture and the debt securities would require the following approval:

•	If the change affects only debt securities of one series, it must be approved by the holders of not less than a majority in aggregate principal amount of the debt securities of that series.

•	If the change affects the debt securities of one series as well as the debt securities of one or more other series issued under the Indenture, it must be approved by the holders of not less than a majority in aggregate principal amount of the debt securities of that series and of each other series of debt securities affected by the change voting as one class.

Holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding may, by written notice to the trustee on behalf of the holders of all of the securities of such series, waive an existing default or event of default and its consequences, except a continuing default or event of default in the payment of the principal amount, premium, if any, and any accrued and unpaid interest, if any, on any debt security of such series.

Further details concerning voting

The debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside, segregated and held in trust money for their payment or redemption. The debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full defeasance” below.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Defeasance

Unless otherwise specified in a related supplemental indenture with respect to a series of debt securities, the following discussion of full defeasance and discharge will apply to all series of the debt securities.

Full defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on any series of debt securities (called “full defeasance”) if the following conditions are satisfied:

•	we must deposit in trust for the benefit of all direct holders of such series of debt securities a combination of money and U.S. government or U.S. government agency securities or bonds that will generate enough cash in the opinion of a nationally recognized firm of certified independent public accountants, to make interest, principal, any premium and any other payments on such series of debt securities on their various due dates;

•	there must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back the debt securities and gave holders their share of the cash and debt securities or bonds deposited in trust. In that event, holders could recognize gain or loss on the securities they give back to us;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;

•	no default or Event of Default shall have occurred and be continuing on the date of such deposit;

•	such full defeasance will not result in a breach or violation of, or constitute a default under, any of our or any Guarantors’ material agreements or instruments;

•	we must deliver to the trustee an officer’s certificate stating that we did not make the deposit with the intent of preferring the holders of the debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding such creditors; and

•	we must deliver to the trustee an officer’s certificate and opinion of counsel, each stating that all conditions precedent relating to the full defeasance have been complied with.

If we accomplished full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in any series of debt securities. This is called “covenant defeasance.” In that event, holders would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay such series of debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency securities or bonds that will generate enough cash in the opinion of a nationally recognized firm of certified independent public accountants, to make interest, principal, any premium and any other payments on the debt securities of such series on their various due dates;

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due; and

•	we must deliver to the trustee an officer’s certificate and opinion of counsel, each stating that all conditions precedent relating to the covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities in the event of a shortfall in the trust deposit, as could occur if there is an Event of Default (such as our bankruptcy) and the debt securities become immediately due and payable. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and discharge

The Indenture will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the Indenture upon compliance with certain conditions, including:

•	our having paid all sums payable by us under the Indenture, as and when the same shall be due and payable;

•	our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the Indenture;

•	all debt securities of any series outstanding under the Indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year, and we shall have deposited with the trustee sufficient cash, U.S. government or U.S. government agency securities or bonds, or a combination thereof, in the opinion of a nationally recognized investment bank or appraisal firm to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the Indenture; or

•	our having delivered to the trustee an officer’s certificate (or equivalent thereof) and an opinion of counsel, each stating that these conditions have been satisfied.

Judgment currency

Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”), which is made to or for the account of any holder or the trustee in any other lawful currency (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of Allergan SCS, shall constitute a discharge of our obligation under the Indenture and the debt securities, only to the extent of the amount of the Required Currency which such holder or the trustee, as the case may be, could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the trustee, as the case may be, we shall indemnify and hold harmless the holder or the trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in the Indenture, any supplemental indenture or the debt securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Consent to jurisdiction and service of process

The Indenture provides that we and each Guarantor not organized in the United States appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the debt securities and the Guarantees and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the City of New York. In relation to any legal action or proceedings arising out of or in connection with the Indenture, the debt securities and the Guarantees, we and each Guarantor in the Indenture irrevocably submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Regarding the trustee

Wells Fargo Bank, National Association, as trustee under the Indenture, is appointed by us as paying agent, registrar and DTC custodian with regard to the debt securities. The trustee, the Guarantors or Allergan or their respective affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Governing law

The Indenture and any debt securities and guarantees are governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. For avoidance of doubt, the application of the provisions of articles 470-1 and 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is expressly excluded.

Form and registration of debt securities

Unless otherwise specified in a related supplemental indenture with respect to a series of debt securities, debt securities will be issued in registered form, without interest coupons, in the form of global securities, as further described below. We will not impose a service charge in connection with any transfer or exchange of any debt security, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange.

Global securities

We expect that pursuant to procedures established by DTC (i) upon the issuance of the global securities, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the global securities will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the relevant underwriters, and ownership of beneficial interests in the global securities will be limited to persons who have accounts with DTC, or “participants,” or to persons who hold interests through participants. Holders may hold their interests in the global securities directly through DTC if they are participants in the system, or indirectly through organizations which are participants in the system.

So long as DTC, or its nominee, is the registered owner or holder of the debt securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global securities for all purposes under the Indenture. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture.

Payments of the principal of, premium (if any), and interest on, the global securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell debt securities to persons in states which require physical delivery of the debt securities, or to pledge such securities, such holder must transfer its interest in a global security, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the Indenture, DTC will exchange the global securities for certificated securities, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book- entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly as indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated securities

Certificated securities shall be issued in exchange for beneficial interests in the global securities (i) if DTC (A) notifies us that it is unwilling or unable to continue as a depositary for the global securities, and we do not appoint a successor depositary within 90 days of such notice, or (B) ceases to be qualified to serve as depositary and we do not appoint a successor depositary within 90 days of such notice, (ii) we execute and deliver to the trustee a company order that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) an Event of Default of which the trustee has actual notice has occurred and is continuing and the registrar has received a request from a beneficial owner to issue such certificate securities.

Description of Allergan share capital

The following description of our share capital is a summary. You should refer to the provisions of our memorandum and articles of association included as an exhibit to the Registration Statement of which this prospectus forms a part. Our authorized share capital is €40,000 and US$101,000 divided into 40,000 deferred ordinary shares of €1.00 each, 1,000,000,000 ordinary shares of US$0.0001 each and 10,000,000 serial preferred shares of US$0.0001 each. As of February 13, 2018, we had 40,000 deferred ordinary shares, 330,320,420 issued and outstanding ordinary shares and 5,060,000 issued and outstanding 5.500% Mandatory Convertible Preferred Shares, Series A.

Allergan may issue shares subject to the maximum authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, serial preferred shares or deferred ordinary shares, as applicable) by a simple majority of the votes cast at a general meeting at which a quorum is present (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Allergan may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary, serial preferred or deferred ordinary shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The articles of association of Allergan authorize the board of directors of Allergan to issue new ordinary, serial preferred or deferred ordinary shares without shareholder approval for a period of five years from October 1, 2013.

The rights and restrictions to which the ordinary shares are subject are prescribed in Allergan’s articles of association. Allergan’s articles of association permit the board of directors, without shareholder approval, to determine certain terms of each series of the serial preferred shares issued by Allergan, including the number of shares, designations, voting rights, dividend rights, liquidation and other rights and redemption, repurchase or exchange rights.

Irish law does not recognize fractional shares held of record. Accordingly, Allergan’s articles of association do not provide for the issuance of fractional Allergan ordinary shares, and the official Irish register of Allergan will not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Allergan would result in any Allergan shareholder becoming entitled to fractions of a share, the Allergan board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale the board may authorize some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Description of Allergan ordinary shares

General

The following description of our ordinary shares is a summary. You should refer to the provisions of our memorandum and articles of association included as an exhibit to the Registration Statement of which this prospectus forms a part. Rights under the ordinary shares are subject to the Irish Companies Act 2014, as amended (the “Irish Companies Act”), as described in this prospectus.

Voting

Allergan’s articles of association provide that except where a greater majority is required by the Irish Companies Act or where plurality voting is required pursuant to the articles, any question, business or resolution proposed at any general meeting shall be decided by ordinary resolution.

At any meeting of Allergan, all resolutions will be decided on a show of hands unless a poll is demanded by: (i) the chairman, (ii) at least three shareholders present in person or by proxy, (iii) any shareholder or shareholders present in person or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting or (iv) any shareholder or shareholders holding shares in Allergan conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. If voting takes place on a poll, rather than a show of hands, every shareholder entitled to vote has one vote for each share held unless otherwise provided in Allergan’s articles of association. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with Allergan’s articles of association.

Treasury shares or Allergan ordinary shares that are held by subsidiaries of Allergan will not be entitled to be voted at general meetings of shareholders.

Irish law requires special resolutions (a “special resolution” requires the approval of not less than 75% of the votes of Allergan’s shareholders cast (in person or by proxy) at a general meeting at which a quorum is present) of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

(i)	amending the objects or memorandum of association of Allergan;

(ii)	amending the articles of association of Allergan;

(iii)	approving a change of name of Allergan;

(iv)	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

(v)	opting out of preemption rights on the issuance of new Allergan shares for cash consideration;

(vi)	re-registration of Allergan from a public limited company to a private company;

(vii)	variation of class rights attaching to classes of Allergan shares (where the articles of association do not provide otherwise);

(viii)	purchase by Allergan of its shares off-market;

(ix)	reduction of Allergan’s issued share capital;

(x)	sanctioning a compromise/scheme of arrangement involving Allergan;

(xi)	resolving that Allergan be wound up by the Irish courts;

(xii)	resolving in favor of a shareholders’ voluntary winding-up;

(xiii)	re-designation of Allergan shares into different share classes; and

(xiv)	setting the re-issue price of Allergan treasury shares.

Allergan’s articles of association provide that anything which may be done by resolution at a general meeting may be done by resolution in writing, but only if it is signed by or on behalf of all of the shareholders who would be entitled to attend the relevant meeting and vote on the relevant resolution, subject to the requirements of the Irish Companies Act.

Under the Allergan articles of association and the Irish Companies Act, any variation of class rights attaching to the issued Allergan ordinary shares must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

The provisions of the articles of association of Allergan relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined with reference to the shares of the holders of the class.

Dividend rights

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Allergan are equal to, or in excess of, the aggregate of Allergan’s called-up share capital plus undistributable reserves and the distribution does not reduce Allergan’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Allergan’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Allergan’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Allergan has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Allergan. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Allergan’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Irish Companies Registration Office (the official public registry for companies in Ireland).

Allergan’s articles of association authorize the directors to pay interim dividends to the extent they appear justified by profits without shareholder approval. The board of directors may also recommend a dividend to be approved and declared by the Allergan shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of Allergan ordinary shares will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Allergan.

The directors of Allergan may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Allergan in relation to the Allergan ordinary shares.

Lien on shares, calls on shares and forfeiture of shares

Allergan’s articles of association provide that Allergan will have a first and paramount lien on every share for all moneys payable, whether presently due or not, in respect of such Allergan share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares, such as Allergan, and will only be applicable to Allergan shares that have not been fully paid up.

Consolidation and division; subdivision

Under its articles of association, Allergan may, by ordinary resolution, consolidate and divide all or any of its issued share capital into shares of a larger amount than its existing shares or subdivide all or any of its issued share capital into shares of a smaller amount than its existing shares.

Transfer and registration of shares

The transfer agent for Allergan maintains the share register, registration in which will be determinative of membership in Allergan. A shareholder of Allergan who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Allergan’s official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on Allergan’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Allergan’s official Irish share register. However, a shareholder who holds shares outside of DTC may transfer those shares into DTC (or vice versa) without giving rise to Irish stamp duty, provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares by a beneficial owner to a third party.

Any transfer of Allergan ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Allergan’s articles of association allow Allergan, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Allergan is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set off the amount of the stamp duty against future dividends payable to the buyer and (iii) claim a lien against the Allergan ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Allergan ordinary shares has been paid unless one or both of such parties is otherwise notified by Allergan.

Allergan’s articles of association delegate to Allergan’s secretary or assistant secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Allergan ordinary shares occurring through normal electronic systems, Allergan intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Allergan notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Allergan for this purpose) or request that Allergan execute an instrument of transfer on behalf of the transferring party in a form determined by Allergan. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Allergan’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Allergan’s official Irish share register (subject to the matters described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

Rights upon liquidation

Allergan’s articles of association provide that the ordinary shareholders of Allergan are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the serial preferred shares to participate under the terms of any series or class of such shares.

Preemption rights

Under Irish law certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Allergan has opted out of these preemption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed at least every five years by a special resolution of shareholders, Allergan’s articles of association provide that this opt-out must be so renewed. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Allergan on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. Statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

Anti-takeover provisions

Allergan’s articles of association contain provisions that could have the effect of deterring coercive takeover practices, inadequate takeover bids and unsolicited offers. These provisions include, amongst others:

•	provisions of its articles of association which allow the board of directors to adopt a shareholder rights plan (commonly known as a “poison pill”) upon such terms and conditions as it deems expedient and in Allergan’s best interests;

•	rules regarding how Allergan shareholders may present proposals or nominate directors for election at shareholder meetings;

•	the right of the board of directors to issue preferred shares without shareholder approval in certain circumstances, subject to applicable law; and

•	the ability of the board of directors to fill vacancies on the board of directors without shareholder approval in certain circumstances.

These provisions do not make Allergan immune from takeovers. However, these provisions will apply even if a takeover offer may be considered beneficial by some shareholders and could delay or prevent an acquisition that the board of directors determines is not in Allergan’s or its shareholders best interests. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.

In addition, several mandatory provisions of Irish law could prevent or delay an acquisition of Allergan. For example, Irish law does not permit shareholders of an Irish public limited company to take action by written consent with less than unanimous consent. Allergan is also subject to various provisions of Irish law relating to mandatory bids, voluntary bids, requirements to make a cash offer and minimum price requirements, as well as substantial acquisition rules and rules requiring the disclosure of interests in its ordinary shares in certain circumstances. Also, as an Irish company, Allergan may only alter its memorandum and articles of association by special resolution.

Description of Allergan serial preferred shares

General

We are authorized to issue up to 10,000,000 serial preferred shares of US$0.0001 each. The board of directors may provide by resolution for the issuance of serial preferred shares, in one or more series, and to fix the number of shares constituting those series and the designation of those series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with our articles of association. Rights under the serial preferred shares are subject to the Irish Companies Act. The issuance of serial preferred shares could have the effect of decreasing the market price of the ordinary shares and could adversely affect the voting and other rights of the holders of ordinary shares.

We will include in a related prospectus supplement the terms of any series of serial preferred shares being offered. These terms will include some or all of the following:

•	the title of the series and the number of shares in the series, which our board may, except where otherwise provided in the serial preferred shares designation, increase or decrease, but not below the number of shares then outstanding;

•	the price per share at which the serial preferred shares will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the serial preferred shares being offered will cumulate and whether or not the dividends will be payable in cash and/or by the distribution of assets or shares;

•	whether the serial preferred shares may be convertible or exchangeable for shares of any other class or classes of common stock;

•	the voting rights (including the right to appoint directors to the Allergan board of directors in certain scenarios), if any, of the holders of shares of the serial preferred shares being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the serial preferred shares being offered;

•	the liquidation preference per share of the series;

•	whether and the extent to which the series will be guaranteed;

•	any listing of the serial preferred shares being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax and Irish tax considerations applicable to the serial preferred shares being offered;

•	the relative ranking and preferences of the serial preferred shares being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•	any limitations on the issuance of any class or series of serial preferred shares ranking senior or equal to the series of serial preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the serial preferred shares will be fully paid and nonassessable. As of February 13, 2018, we had 5,060,000 issued and outstanding 5.500% Mandatory Convertible Preferred Shares, Series A.

Description of Allergan depositary shares

We may issue fractional interests in serial preferred shares, rather than serial preferred shares, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a serial preferred share. The serial preferred shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The related prospectus supplement will include the name and address of the depositary.

Description of Allergan ordinary share warrants

The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Allergan’s articles of association confer such right on the board of directors, subject to applicable law and the rules of any stock exchange to which Allergan is subject. Allergan is subject to the rules of the New York Stock Exchange that require shareholder approval of certain equity plans and share issuances. Allergan’s board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). The related prospectus supplement will describe the terms of any Allergan ordinary share purchase warrants.

Description of Allergan ordinary share purchase contracts and ordinary share purchase units

Allergan may issue ordinary share purchase contracts, representing contracts obligating holders to purchase from Allergan and obligating Allergan to sell to the holders, or holders to sell to Allergan and Allergan to purchase from the holders, to the extent permitted by the Irish Companies Act, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the ordinary share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the ordinary share purchase contracts. Any ordinary share purchase contract may include anti-dilution provisions to adjust the number of ordinary shares to be delivered pursuant to such ordinary share purchase contract upon the occurrence of certain events. The ordinary share purchase contracts may be entered into separately or as a part of ordinary share purchase units consisting of one or more ordinary share purchase contracts and any one or more of the securities offered under this prospectus or debt or equity obligations of third parties, including U.S. Treasury securities, owned by Allergan.

The ordinary share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances we may deliver newly issued prepaid ordinary share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original ordinary share purchase contract. Any one or more of the above securities, ordinary shares or the ordinary share purchase contracts, or other collateral, may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the ordinary shares under the ordinary share purchase contracts. The ordinary share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to Allergan. The terms of any payments provided for under the ordinary share purchase units will be described in the related prospectus supplement.

The related prospectus supplement will describe the terms of any ordinary share purchase contracts or ordinary share purchase units and, if applicable, prepaid ordinary share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the ordinary share purchase contracts; (2) the collateral arrangements and depositary arrangements, if applicable, relating to such ordinary share purchase contracts or ordinary share purchase units; and (3) if applicable, the prepaid ordinary share purchase contracts and the document pursuant to which such prepaid ordinary share purchase contracts will be issued.

Plan of distribution

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the related prospectus supplement (or in this prospectus following a post-effective amendment to the registration statement of which this prospectus forms a part).

The related prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the specific securities to be offered and sold;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities, the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents and any other items constituting underwriting compensation and any other offering expenses; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in any offerings pursuant to a prospectus supplement to this prospectus may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange under the symbol “AGN”, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the related prospectus supplement, we shall not be obligated to do so. Underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of any trading market for any securities.

Legal matters

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the related prospectus supplement, the validity of those securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, special New York counsel for Allergan; Arthur Cox, special Irish counsel for Allergan; Appleby (Bermuda) Limited, special Bermuda counsel for Warner Chilcott; Loyens & Loeff Luxembourg S.à r.l., special Luxembourg counsel for Allergan Capital and Allergan SCS; and Greenberg Traurig LLP, special Nevada counsel for Allergan Finance, as more particularly set forth in the related prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Allergan plc, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Allergan plc for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Warner Chilcott Limited incorporated in this prospectus by reference to the Annual Report on Form 10-K of Warner Chilcott Limited for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Enforcement of civil liability under United States federal securities laws

Certain of the directors and executive officers of Allergan may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons and of Allergan are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or Allergan, or to enforce against such persons or Allergan in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Allergan has been advised by counsel that there is doubt as to the enforceability in Ireland against Allergan and/or its executive officers and directors who are non-residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States.

There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be recognized and deemed enforceable in Ireland:

•	the judgment must be for a definite monetary sum;
•	the judgment must be final and conclusive and the decree final and unalterable in the court which pronounces it; and
•	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also refuse to recognize or enforce a foreign judgment obtained by fraud, or if to enforce the judgment would violate Irish public policy or breach natural or constitutional justice. Further, an Irish court may not recognize or enforce a judgment that is irreconcilable with an earlier judgment, and may stay recognition and enforcement proceedings, if concurrent proceedings are in being elsewhere. Further, as a matter of public policy, an Irish Court will not recognize or enforce foreign revenue, penal or other public laws, either directly or through the recognition and enforcement of a foreign judgment. Judgments of U.S. courts of liabilities predicated upon U.S. federal securities laws may not be recognized or enforced by Irish courts if deemed to be contrary to public policy in Ireland.

Certain insolvency considerations under Luxembourg law

Insolvency proceedings

Allergan SCS and Allergan Capital are incorporated under the laws of the Grand Duchy of Luxembourg and have their registered offices in Luxembourg (together the “Luxembourg Obligors”). Accordingly, Luxembourg courts should have, in principle, jurisdiction to open main insolvency proceedings with respect to these Luxembourg Obligors, as entities having their registered office and central administration (administration centrale) and center of main interest (“COMI”), as used in the EU Regulation 2015/848 of 20 May 2015 on insolvency proceedings (Recast) (the “EU Insolvency Regulation”), in the Grand Duchy of Luxembourg. Pursuant to the EU Insolvency Regulation, the court with jurisdiction to open insolvency proceedings in relation to a company is the court of the Member State where the relevant company has its center of main interests (as that term is used in Article 3(1) of the EU Insolvency Regulation), which is a question of fact.

The EU Insolvency Regulation does not include a clear definition of the term “center of main interests,” so the interpretation of that term may change from time to time. There is however a rebuttable presumption under Article 3(1) of the EU Insolvency Regulation that a company has its center of main interests (“COMI”) in the Member State in which it has its registered office. Accordingly, there is a rebuttable presumption that the COMI of the Luxembourg Obligors is in Luxembourg and consequently that any “main insolvency proceedings” (as defined in the EU Insolvency Regulation) would be opened by a Luxembourg court and governed by Luxembourg law unless the COMI is determined to be located in a different Member State. Article 3 of the EU Insolvency Regulation states that the COMI of a debtor should correspond to the place where the debtor conducts the administration of its interests on a regular basis and “is therefore ascertainable by third parties.” In that respect, factors such as where board meetings are held, where a company conducts the majority of its business and where the majority of a company’s creditors are established may all be relevant in determining the place where a company has its COMI. A company’s COMI is determined when the relevant insolvency proceedings are opened. If a company’s COMI is and will remain located in the state where it has its registered office, the main insolvency proceedings would be opened in that jurisdiction and, accordingly, a court in that jurisdiction would be entitled to open the types of insolvency proceedings referred to in Annex A to the EU Insolvency Regulation. Insolvency proceedings opened in one Member State under the EU Insolvency Regulation are recognized in the other Member States, although secondary proceedings may be opened in another Member State if the debtor has an “establishment” (as defined in the EU Insolvency Regulation) in the other Member State. Such secondary proceedings are restricted to the debtor’s assets in the other Member State. Under Luxembourg insolvency laws, the following types of proceedings (the “Insolvency Proceedings”) may be opened against such Luxembourg Obligors:

•	bankruptcy proceedings (faillite), the opening of which is initiated by the relevant Luxembourg Obligor, by any of its creditors or by Luxembourg courts ex officio. The managers/directors of the Luxembourg Obligors have the obligation to file for bankruptcy within one month in case they are in a state of cessation of payment (cessations de paiements) and their creditworthiness has been impaired (ébranlement du crédit). Following such a request, the Luxembourg courts having jurisdiction may open bankruptcy proceedings, if the relevant Luxembourg Obligor (i) is in default of payment (cessation des paiements) and (ii) has lost its commercial creditworthiness (ébranlement de crédit). If a court finds that these conditions are satisfied, it may also open ex officio bankruptcy proceedings, absent a request made by the relevant Luxembourg Obligor. The main effects of such proceedings are (i) the suspension of all measures of enforcement against the relevant Luxembourg Obligor, except, subject to certain limited exceptions, for secured creditors and (ii) the payment of the Luxembourg Obligor’s creditors in accordance with their ranking upon the realization of the guarantor’s assets;

•	controlled management proceedings (gestion controlée), the opening of which may only be requested by the relevant Luxembourg Obligor and not by its creditors; and

•	composition proceedings (concordat préventif de la faillite), the obtaining of which is requested by the relevant Luxembourg Obligor only after having received a prior consent from a majority of its creditors holding at least 75% of the claims against such Luxembourg Obligor. The obtaining of such composition proceedings will trigger a provisional stay on enforcement of claims by creditors.

In addition to these proceedings, the ability of the holders of debt securities to receive payment on the debt securities may be affected by a decision of a Luxembourg court to grant a stay on payments (sursis de paiement) or to put the relevant Luxembourg Obligor into judicial liquidation (liquidation judiciaire). Judicial liquidation proceedings may be opened only at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious breach or violation of the commercial code or of the Luxembourg law of August 10, 1915 on commercial companies as amended from time to time. The management of such liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings, except with respect to the rules regarding the “suspect period” as described below.

The Luxembourg Obligors’ liabilities in respect of the debt securities will, in the event of a liquidation of the Luxembourg Obligor following bankruptcy or judicial liquidation proceedings, rank after the cost of liquidation (including any debt incurred for the purpose of such liquidation) and those of the concerned obligor’s debts that are entitled to priority under Luxembourg law. For example, preferential debts under Luxembourg law include, among others:

•	certain amounts owed to the Luxembourg tax authorities (Administration des Contribution Directes);

•	value-added tax and other taxes and duties owed to the Luxembourg Value-Added Tax, Customs and Excise authorities (Administration de l’Enregistrement et des Domaines);

•	social security contributions; and

•	certain remuneration owed to employees.

For the avoidance of doubt, the above list is not exhaustive.

Assets in the form of shares, accounts or receivables over which a security interest has been granted and perfected in accordance with the Law of August 5, 2005 on Financial Collateral Arrangements will in principle not be available for distribution to unsecured creditors (except after enforcement and to the extent a surplus is realized), and subject to application of the relevant priority rule and liens and privileges arising mandatorily by law.

During insolvency proceedings, all enforcement measures by unsecured creditors are suspended. In the event of controlled management proceedings, the ability of secured creditors to enforce their security interest may also be limited, automatically causing the rights of secured creditors to be frozen until a final decision has been taken by the court as to the petition for controlled management, and may be affected thereafter by a reorganization order given by the relevant Luxembourg court. A reorganization order requires the prior approval of more than 50% of the creditors representing more than 50% of the relevant guarantor’s liabilities in order to take effect. Furthermore, declarations of default and subsequent acceleration (such as acceleration upon the occurrence of an event of default) may not be enforceable during controlled management proceedings.

Luxembourg insolvency laws may also affect transactions entered into or payments made by the Luxembourg Obligor during the period before bankruptcy, the so-called “suspect period” (periode suspecte), which is a maximum of six months, as from the date on which the Luxembourg court formally adjudicates a person bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period preceding the judgment declaring bankruptcy, except that in certain specific situations the court may set the start of the suspect period at an earlier date, if the bankruptcy judgment was preceded by another insolvency proceedings (e.g., a suspension of payments or controlled management proceedings) under Luxembourg law. In particular:

•	pursuant to article 445 of the Luxembourg code of commerce, specified transactions (such as, in particular, the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange; the sale of assets or entering into transactions generally without consideration or with substantially inadequate consideration, other than with respect to security interests which qualify as financial collateral under the Law of August 5, 2005 on Financial Collateral Arrangements) entered into during the suspect period (or the ten days preceding it) will be set aside or declared null and void, if so requested by the insolvency receiver;

•	pursuant to article 446 of the Luxembourg code of commerce, payments made for matured debts for considerations, as well as other transactions concluded during the suspect period, are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt’s cessation of payments; and

•	regardless of the suspect period, article 448 of the Luxembourg code of commerce and article 1167 of the Luxembourg civil code (action paulienne) give any creditor the right to challenge any fraudulent payments and transactions made prior to the bankruptcy.

After having converted all available assets of the relevant Luxembourg Obligor into cash and after having determined all such Luxembourg Obligor’s liabilities, the insolvency receiver will distribute the proceeds of the sale to the creditors further to their priority ranking as set forth by law, after deduction of the receiver fees and the bankruptcy administration costs.

Any international aspects of Luxembourg bankruptcy, controlled management and composition proceedings may be subject to the EU Regulation. Insolvency Proceedings may hence have a material adverse effect on obligations of Allergan SCS and Allergan Capital under the debt securities.

Registrations

The registration of the debt securities, the indentures, the guarantees and the transaction documents (and/or any documents in connection therewith) with the Registration and Estates Department (Administration de l’enregistrement et des domaines) in Luxembourg is required in case the debt securities, the indentures, the guarantees and the transaction documents (and/or any documents in connection therewith) are (i) enclosed to a deed which is compulsorily registrable (acte obligatoirement enregistrable) or (ii) deposited with the official records of a notary (déposé au rang des minutes d’un notaire). Even if registration is not required by law, the debt securities, the indentures, the guarantees and the transaction documents (and/or any documents in connection therewith) can also be produced for registration (présenté à l’enregistrement). In case of registration, registration duties will apply in the form of a fixed amount or an ad valorem amount depending on the nature of the document. The Luxembourg courts or the Luxembourg official authority may require that the debt securities, the indentures, the guarantees and the transaction documents (and any documents in connection therewith) be translated into French, German or Luxembourgish.

Enforcement of judgments

Although there is no treaty between Luxembourg and the United States regarding the reciprocal recognition and enforcement of judgments (other than arbitration awards rendered in civil and commercial matters), a valid, final and conclusive judgment against the Luxembourg Obligors obtained from a state or federal court of the United States, which judgment remains in full force and effect, may be enforced through a court of competent jurisdiction in Luxembourg, subject to compliance with the enforcement procedures set forth in Article 678 et seq. of the Luxembourg new code of civil procedure and Luxembourg case-law, being:

•	the foreign court must properly have had jurisdiction to hear and determine the matter, both according to its own laws and to the Luxembourg international private law conflict of jurisdiction rules;

•	the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules or, at least, the order must not contravene the principles underlying those rules (although some first instance decisions rendered in Luxembourg—which have not been confirmed by the Court of Appeal—no longer apply this condition);

•	the decision of the foreign court must be enforceable (exécutoire) in the jurisdiction in which it was rendered;

•	the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant and in compliance with its own procedural laws; and

•	the decisions and the considerations of the foreign court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax, penal or criminal nature (which would include awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, to the extent that the same would be classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages)) or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Ordinarily an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages such punitive damages may be considered as a penalty).

If an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law (i) if the choice of such foreign law was not made bona fide or (ii) if the foreign law was not pleaded and proved or (iii) if pleaded and proved, such foreign law was contrary to mandatory Luxembourg laws or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

In practice, Luxembourg courts tend not to review the merits of a foreign judgment, although there is no clear statutory prohibition of such review.

Guarantees

The granting of guarantee interests by a Luxembourg company is subject to specific limitations and requirements relating to corporate object and corporate benefit and corporate authority. The granting of guarantees interests by a company incorporated and existing in The Grand Duchy of Luxembourg must not be prohibited by the corporate object (objet social) or legal form of that company. In addition, there is also a requirement according to which the granting of security by a company has to be for its “corporate benefit”.

Although no statutory definition of corporate benefit (intérêt social) exists under Luxembourg law, corporate benefit is widely interpreted and includes any transactions from which the company derives a direct or indirect economic or commercial benefit, but the proposed action by the company must be “in the corporate interest of the company.” The provision of a guarantee/security interest for the obligations of direct or indirect subsidiaries is likely to raise no particular concerns, whereas the provision of cross-stream and upstream guarantees/security interests may be more problematic. Failure to comply with the above mentioned corporate benefit requirement will typically result in liability for the directors/managers of the relevant Luxembourg company. The question whether a guarantee granted in the absence of corporate interest could be held null and void is unsettled in applicable legal doctrine. While some authors express the view that an absence of corporate interest could give rise to liability of the directors/managers of the relevant company only, others consider that the consequences could be that the relevant obligations be null and void.

There is a risk that the directors/managers of a Luxembourg company will be held liable if, among other things:

(i)	the guarantee/security interest so provided would materially exceed the (direct or indirect) benefit deriving from the secured obligations for the Luxembourg company; or

(ii)	the Luxembourg company derives no personal benefit or obtains no direct or indirect consideration for the guarantee/security interest granted; or

(iii)	the commitment of the Luxembourg company exceeds its financial means.

In addition to any criminal and civil liability incurred by the managers of the Luxembourg company, a guarantee/security interest provided by a Luxembourg company could be held unenforceable, if it is held that it is contrary to public policy (ordre public) (in case of facts consisting a misuse of corporate assets).

The above analysis is slightly different within a group of companies where a group interest (intérêt de groupe) exists. The existence of a group interest could prevent a “cross-stream” or “up-stream” guarantee/security interest provided by a Luxembourg company from falling foul of the above constraints. In order for a group interest to be recognized, the following cumulative criteria must be met and proven:

(i)	the “assisting” company must receive some benefit, or there must be a balance between the respective commitments of all the affiliates;

(ii)	the financial assistance must not exceed the assisting company’s financial means, in which case it is typical for the guarantee to be limited to an aggregate amount not exceeding a certain percentage of the assisting company’s own funds (capitaux propres); and

(iii)	the companies involved must form part of a genuine group operating under a common strategy aimed at a common objective.

As a result, the “up-stream” or “cross-stream” guarantees/security interests granted by a Luxembourg company may be subject to certain limitations, which usually take the form of a general limitation language, which is inserted in the relevant finance document(s) and which covers the aggregate obligations and exposure of the relevant Luxembourg assisting company under all finance documents.

Certain considerations under Bermuda law

Service of process and/or the enforcement of a foreign judgement

Warner Chilcott is incorporated under the laws of Bermuda. A substantial portion of its assets and its officers and directors, at any one time, are or may be located in jurisdictions outside the United States. As a result, an investor may not be able to effect service of process outside Bermuda upon Warner Chilcott, or its directors and officers, or enforce court judgments obtained against it or its directors and officers in jurisdictions outside of Bermuda predicated upon civil liabilities of Warner Chilcott under laws other than Bermuda law. However, Warner Chilcott can appoint, and has appointed, a process agent for the service of legal proceedings outside of Bermuda.

In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce foreign law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of a foreign jurisdiction may not be available under Bermuda law or enforceable in a Bermuda court should they be contrary to Bermuda public policy. No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the courts of the United States of America against Warner Chilcott based upon the guarantee under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

Insolvency and/or winding up proceedings

Insolvency proceedings brought in Bermuda relating to Warner Chilcott would be subject to Bermuda insolvency laws, the procedural and substantive provisions of which may differ from comparable provisions of other jurisdictions with which investors may be familiar. Investors should note that the process of making a claim as creditor upon the winding-up of Warner Chilcott may be complex and time-consuming (the reasons for which Warner Chilcott may in certain circumstances be wound-up are described in the following paragraph). Therefore, if Warner Chilcott were to be wound-up in Bermuda, in an insolvent winding up, there could be a period before any amounts are available for distribution to creditors.

In Bermuda there are two principal methods by which a company may be wound-up; namely voluntary winding-up and compulsory liquidation by the court. A Bermuda company could be voluntarily wound-up (either on a solvent or insolvent basis) if it resolves to do so by a resolution of its shareholders. In the case of an insolvent voluntary winding up, a creditors’ resolution is also required. A Bermuda company could be compulsorily wound-up by an order of court pursuant to a petition presented by, among others: (i) the company or its Directors, (ii) a creditor (for instance, bank lenders), (iii) in certain circumstances, the regulators in Bermuda; or (iv) a shareholder of such company if it can show a tangible interest in a subsequent liquidation of such company. If a petition is presented, the court may order the winding-up of the company if, among other things: (i) the company has by resolution of shareholders (if solvent or its board of directors (if insolvent) resolved that it be wound-up by the court, (ii) the company is unable to pay its debts (as described below); or (iii) the court is of opinion that it is just and equitable that the company be wound-up. A common ground for a court to order a winding-up is that a company is unable to pay its debts. Under Bermuda law, a Bermuda company would be deemed unable to pay its debts if there has been (i) a failure to pay a sum, currently due and payable, demanded in excess of $500 (or its equivalent) within 3 weeks of such demand, (ii) an unsatisfied judgment, decree or order of any court in favour of a creditor; or (iii) if it is otherwise proved to the satisfaction of the court that such company is unable to pay its debts and in determining whether such company is unable to pay its debts, the court will take into account any contingent and prospective liabilities of such company.

Bermuda law provides for certain avoidance provisions which would be available to a liquidator of a Bermuda company, such as the Guarantor, these include:

(i)	A disposition in favour of a creditor by an insolvent Bermuda company Guarantor, within six months prior to the filing of a petition for the winding-up of such company and for the purpose of preferring the creditor is void. An express statutory exemption protects the interests of any person obtaining title to property through or under a creditor of such company in good faith and for valuable consideration.

(ii)	Within certain limits, a disposition of property by a Bermuda company Gurantor: (i) made with the dominant intention of putting property beyond the reach of a person (or class of persons) who has a claim or may at some time have a claim against the transferor; and (ii) without consideration, is voidable at the instance of certain eligible creditors. This rule applies within or outside liquidation. Insolvency is not a prerequisite. A creditor will be an eligible creditor if it falls into one of the following categories: (a) a person to whom on, or within two years after, the date of the transfer the transferor owed an obligation which obligation remains unsatisfied on the date of the action or proceeding; (b) a person to whom, on the date of the transfer, the transferor owed a contingent liability and since that date the contingency has fallen in, with the liability remaining unsatisfied; or (c) a person to whom the transferor owed an obligation in consequence of a claim that he made against the transferor, where the cause of action giving rise to the claim occurred prior to, or within two years of, the transfer. This may extend up to 8 years, as eligible creditors have 6 years within which to initiate proceedings, calculated from when the cause of action occurred.

(iii)	A void disposition under Bermuda law is any disposition of the property of a company after the filing of a petition for the winding-up of a Bermuda company. Such a disposition is void unless approved by the Supreme Court. The Supreme Court has the power to retrospectively validate a transaction made after the presentation of a petition which would otherwise be void.

Bermuda Tax Considerations

There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made by Warner Chilcott pursuant to the guarantee given in the Indenture.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following table sets forth all fees and expenses (other than underwriting or broker-dealer discounts and commissions) payable by the registrants in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fees	$(1)
Exchange listing fees	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Printing expenses	$(2)
Blue Sky fees and expenses	$(2)
Trustee, transfer agent and registrar fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)	Deferred in reliance on Rules 456(b) and 457(r) of the Securities Act.

(2)	An estimate of the aggregate amount of these fees and expenses will be reflected in the related prospectus supplement.

Item 15. Indemnification of directors and officers

Allergan plc

Allergan’s articles of association confer an indemnity on its directors and Secretary subject to the limitations prescribed by the Irish Companies Act. Broadly, the relevant provisions in Allergan’s articles of association provide for an indemnity for certain persons, including directors, the Secretary, persons holding executive or official positions with Allergan and employees, agents and persons acting in certain other capacities at the request of Allergan (“Indemnified Persons”) who are a party to actions, suits or proceedings against expenses and costs in connection with such actions, suits or proceedings if such Indemnified Person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Allergan. Indemnification is also excluded in circumstances where an Indemnified Person is adjudged liable for willful neglect or default in performance of his duties unless a relevant court determines otherwise. Such indemnification may include expense advancement in certain circumstances.

The Irish Companies Act prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or secretary where judgment is given in favor of the director or secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or secretary. This restriction does not apply to executives who are not directors or the secretary, or other persons who would not be considered “officers” within the meaning of that term under the Irish Companies Act, of Allergan.

Allergan maintains directors’ and officers’ liability insurance and fiduciary liability insurance covering certain liabilities that may be incurred by its directors and officers in the performance of their duties.

Any underwriting agreement which may be filed as an exhibit to a post-effective amendment to this registration statement or incorporated herein by reference to documents to be filed with the SEC under the Exchange Act may provide for indemnification by the underwriters of Allergan and its directors and officers, and by Allergan of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with any offering.

Warner Chilcott Limited

Section 98 of the Companies Act 1981 of Bermuda, as amended, (the “Bermuda Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust of which such director, officer or auditor may be guilty in relation to the company, except in cases where such liability arises from fraud or dishonesty. Section 98 includes, inter alia, a proviso that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act. Warner Chilcott has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of loss or liability arising from their fraud or dishonesty.

Warner Chilcott’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits Warner Chilcott to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not Warner Chilcott may otherwise indemnify such officer or director.

Any underwriting agreement which may be filed as an exhibit to a post-effective amendment to this registration statement or incorporated herein by reference to documents to be filed with the SEC under the Exchange Act may provide for indemnification by the underwriters of Warner Chilcott and its directors and officers, and by Warner Chilcott of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with any offering.

Allergan Capital S.à r.l. and Allergan Funding SCS

There are no indemnification rights under the articles of association or under any contractual arrangement between the directors or managers and Allergan SCS, its general partner or Allergan Capital.

Any underwriting agreement which may be filed as an exhibit to a post-effective amendment to this registration statement or incorporated herein by reference to documents to be filed with the SEC under the Exchange Act may provide for indemnification by the underwriters of Allergan Capital and Allergan SCS and their respective directors and officers, and by Allergan Capital and Allergan SCS of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with any offering.

Allergan Finance, LLC

Section 86.371 of the Nevada Revised Statutes (the “NRS”) provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

Section 86.411 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.431 of the NRS provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in Sections 86.411 or 86.421, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under Sections 86.411 or 86.421, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a valid determination that indemnification is proper in the circumstances.

Section 86.441 of the NRS states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

Section 86.451 of the NRS provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 86.421 of the NRS or for the advancement of expenses made pursuant to Section 86.441 of the NRS, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

The operating agreement for Allergan Finance provides that the Company will indemnify each member, of the Company and each employee, director, officer, agent, shareholder, limited partner and general partner and other representative of the Member (“Member Indemnified Person”) from and against any loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act of omission performed or omitted by such Member Indemnified Person on behalf of the Company in a manner reasonably believed to be within the scope of the authority conferred on such Member Indemnified Person by the operating agreement.

Item 16. Exhibits

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17. Undertakings

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Exhibit index

Exhibit	Description
1.1**	Form of Underwriting Agreement (Allergan plc Ordinary Shares).
1.2**	Form of Underwriting Agreement (Allergan plc Serial Preferred Shares).
1.3**	Form of Underwriting Agreement (Allergan plc Depositary Shares).
1.4**	Form of Underwriting Agreement (Allergan plc Warrants).
1.5**	Form of Underwriting Agreement (Allergan plc Ordinary Share Purchase Contracts).
1.6**	Form of Underwriting Agreement (Allergan plc Ordinary Share Purchase Units).
1.7**	Form of Underwriting Agreement (Allergan Funding SCS Debt Securities).
4.2**	Form of Certificate of Allergan plc Ordinary Shares.
4.3**	Form of Certificate of Allergan plc Serial Preferred Shares.
4.4**	Form of Allergan plc Depositary Share Agreement.
4.5**	Form of Allergan plc Depositary Certificate.
4.6	Indenture, dated as of March 12, 2015, as heretofore amended and restated, by and among Allergan Funding SCS, Wells Fargo Bank, National Association, as trustee and Warner Chilcott Limited, Allergan Capital S.à r.l. and Allergan Finance, LLC, as guarantors (incorporated by reference to Exhibit 4.1 of Allergan plc’s Current Report on Form 8-K filed on March 12, 2015).
4.7	Form of Allergan Funding SCS Debt Security (included as part of Exhibit 4.6).
4.8**	Form of Allergan plc Warrant Agreement.
4.9**	Form of Allergan plc Warrant Certificate.
5.1*	Opinion of Arthur Cox.
5.2*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
5.3*	Opinion of Appleby (Bermuda) Limited in respect of Allergan Funding SCS Debt Securities and Warner Chilcott Limited guarantees.
5.4*	Opinion of Loyens & Loeff Luxembourg S.à r.l. in respect of Allergan Funding SCS Debt Securities and Allergan Capital S.à r.l. guarantees.
5.5*	Opinion of Greenberg Traurig LLP in respect of Allergan Funding SCS Debt Securities and Allergan Finance, LLC guarantees.
12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends
23.1*	Consent of Arthur Cox (included as part of Exhibit 5.1).
23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.2).
23.3*	Consent of Appleby (Bermuda) Limited (included as part of Exhibit 5.3).
23.4*	Consent of Loyens & Loeff Luxembourg S.à r.l. (included as part of Exhibit 5.4).
23.5*	Consent of Greenberg Traurig LLP (included as part of Exhibit 5.5).
23.6*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Allergan plc.
23.7*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Chilcott Limited.
24.1*	Power of Attorney for Allergan plc.
24.2*	Power of Attorney for Warner Chilcott Limited.
24.3*	Power of Attorney for Allergan Funding SCS.
24.4*	Power of Attorney for Allergan Capital S.à r.l.
25(a)*	Form T-1 Statement of Eligibility of Trustee (Allergan Funding SCS Debt Securities).

*	Filed herewith.
**	To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on February 16, 2018.

ALLERGAN PLC

By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of February, 2018.

Signature	Title

/s/ Brenton L. Saunders Brenton L. Saunders	Chairman, Chief Executive Officer, President, Director

/s/ Maria Teresa Hilado Maria Teresa Hilado	Chief Financial Officer

/s/ James D’Arecca James D’Arecca	Chief Accounting Officer

* Nesli Basgoz, M.D.	Director

* Paul M. Bisaro	Director

* James H. Bloem	Director

* Joseph H. Boccuzi	Director

* Christopher W. Bodine	Director

* Adriane M. Brown	Director

* Christopher J. Coughlin	Director

* Catherine M. Klema	Director

* Peter J. McDonnell, M.D.	Director

Signature	Title

* Patrick J. O’Sullivan	Director

* Ronald R. Taylor	Director

* Fred G. Weiss	Director

*By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey on February 16, 2018.

WARNER CHILCOTT LIMITED

By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Secretary and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of February, 2018.

Signature	Title
/s/ Robert Whiteford Robert Whiteford	President, Director of Finance, Assistant Secretary, Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

* Donnan Hurst	Director

/s/ A. Robert D. Bailey A. Robert D. Bailey	Secretary and Chief Legal Officer, Authorized Representative in the United States

*By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg, on February 16, 2018.

ALLERGAN FUNDING SCS

For and on behalf of Allergan International
Holding S.à r.l., in its capacity as General
Partner of Allergan Funding SCS itself represented:

By:	/s/ César Acosta
César Acosta
Class B Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of February, 2018.

Signature	Title

/s/ Adriaan Maurice Mulders Adriaan Maurice Mulders	Class A Manager of the general partner of Allergan Funding SCS (Principal Executive Officer)

/s/ Stephen M. Kaufhold Stephen M. Kaufhold	Class A Manager of the general partner of Allergan Funding SCS (Principal Financial Officer and Principal Accounting Officer)

/s/ César Acosta César Acosta	Class B Manager of the general partner of Allergan Funding SCS

/s/ Sébastien Rimlinger Sébastien Rimlinger	Class B Manager of the general partner of Allergan Funding SCS

/s/ A. Robert D. Bailey A. Robert D. Bailey	Authorized Representative in the United States

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg, on February 16, 2018.

ALLERGAN CAPITAL S.À R.L.

By:	/s/ César Acosta
César Acosta
Class B Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of February, 2018.

Signature	Title

/s/ Adriaan Maurice Mulders Adriaan Maurice Mulders	Class A Manager (Principal Executive Officer)

/s/ Stephen M. Kaufhold Stephen M. Kaufhold	Class A Manager (Principal Financial Officer and Principal Accounting Officer)

/s/ César Acosta César Acosta	Class B Manager

/s/ Sébastien Rimlinger Sébastien Rimlinger	Class B Manager

/s/ A. Robert D. Bailey A. Robert D. Bailey	Authorized Representative in the United States

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on February 16, 2018.

ALLERGAN FINANCE, LLC

By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of February, 2018.

Signature	Title

/s/ A. Robert D. Bailey A. Robert D. Bailey	President (Principal Executive Officer)

/s/ Maria Teresa Hilado Maria Teresa Hilado	Vice President (Principal Financial Officer)

/s/ James D’Arecca James D’Arecca	Vice President (Principal Accounting Officer)

* Allergan W.C. Holding Inc.	Sole member of Allergan Finance, LLC

*By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
President and Director, Allergan W.C. Holding Inc.